UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2023

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMSI	NASDAQ Global Select Market System

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included in this Current Report contains forward-looking statements about Merit Medical Systems, Inc., a Utah corporation (“Merit”), that involve substantial risks and uncertainties. Merit intends such statements, and all subsequent forward-looking statements attributable to Merit, to be expressly qualified in their entirety by these cautionary statements and covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. All statements included in this Current Report, other than statements of historical facts, are forward-looking statements for purposes of these provisions. These statements involve known and unknown risks, uncertainties and other factors that may cause Merit’s actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by the forward-looking statements, including those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2022 and Merit’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, and subsequent filings with the SEC. In some cases, forward-looking statements can be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “will,” “would,” “seek,” “should,” “could,” “can,” “predict,” “potential,” “continue,” “objective” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology. However, not all forward-looking statements contain such identifying words.

All forward-looking statements included in this Current Report speak only as of the date made, are based on information available to Merit as of such date, and are subject to change. Merit assumes no obligation to update or revise any forward-looking statement. If Merit does update or correct one or more forward-looking statements, readers should not conclude that Merit will make additional updates or corrections. Merit’s actual results will likely differ, and may differ materially, from anticipated results. Readers should not unduly rely on any such forward-looking statements.

Item 1.01.   Entry into Material Definitive Agreement.

Merit entered into the Fourth Amended and Restated Credit Agreement on June 6, 2023 (the “Fourth Amended Credit Agreement”) with certain lenders identified therein (each a “Lender,” and collectively with other lenders from time to time party thereto, the “Lenders”), Wells Fargo Bank, National Association (the “Agent”), as Administrative Agent, Swingline Lender and a Lender, Wells Fargo Securities, LLC, BOFA Securities, Inc., HSBC Bank USA, National Association, U.S. Bank National Association and Truist Securities, Inc., as Joint Lead Arrangers and Joint Bookrunners, and Bank of America, N.A., HSBC Bank USA, National Association, U.S Bank National Association and Truist Bank as Co-Syndication Agents and TD Bank, N.A., as Documentation Agent. In addition to Wells Fargo Bank, National Association, Bank of America, N.A., HSBC Bank USA, National Association, U.S. Bank National Association, Truist Bank, TD Bank, Huntington Bank and Regions Bank are parties to the Fourth Amended Credit Agreement as Lenders. Pursuant to the terms of the Fourth Amended Credit Agreement, the Lenders have agreed to make a term loan in the amount of $150,000,000 and revolving credit loans up to an aggregate amount of up to $700,000,000, inclusive of sub-facilities of up to $40,000,000 for multicurrency borrowings, up to $40,000,000 for standby letters of credit and up to $30,000,000 for swingline loans from time to time.

On June 6, 2028, all principal, interest and other amounts outstanding under the Fourth Amended Credit Agreement are payable in full. At any time prior to the maturity date, Merit may repay any amounts owing under all revolving credit loans and all swingline loans in whole or in part, without premium or penalty; breakage fees are payable upon prepayment of Eurocurrency Rate (as defined in the Fourth Amended Credit Agreement) and Term SOFR Loans (as defined in the Fourth Amended Credit Agreement). Term loans made under the Fourth Amended Credit Agreement bear interest, at the election of Merit, at either (i) the Base Rate (as defined in the Fourth Amended Credit Agreement) plus the Applicable Margin (as defined in the Fourth Amended Credit Agreement) or, (ii) Adjusted Term SOFR (as defined in the Fourth Amended Credit Agreement) plus the Applicable Margin (as defined in the Fourth Amended Credit Agreement) and revolving credit loans bear interest, at the election of Merit, at either (a) the Base Rate plus the Applicable Margin, (b) Adjusted Term SOFR plus the Applicable Margin, (c) Adjusted Eurocurrency Rate plus the Applicable Margin and (d) Adjusted Daily Simple

SONIA (as defined in the Fourth Amended Credit Agreement) plus the Applicable Margin. Swingline loans bear interest at the Base Rate plus the Applicable Margin. Interest on each loan featuring the Base Rate and each Daily Simple SONIA Loan is due and payable on the last business day of each calendar quarter commencing June 30, 2023; interest on each loan featuring the Eurocurrency Rate and each Term SOFR Loan is due and payable on the last day of each interest period applicable thereto, and if such interest period extends over three months, at the end of each three-month interval during such interest period.

The Fourth Amended Credit Agreement contains covenants, representations, warranties and other terms customary for revolving credit loans of this nature. In this regard, the Fourth Amended Credit Agreement requires Merit to not, among other things, (a) permit the Consolidated Total Net Leverage Ratio (as defined in the Fourth Amended Credit Agreement) to be greater than 4.0 to 1.0 on the last day of any fiscal quarter (however, Merit may elect, in connection with a Permitted Acquisition (as defined in the Fourth Amended Credit Agreement) to increase the Consolidated Total Net Leverage Ratio to 4.5 to 1.0 for the fiscal quarter in which such Permitted Acquisition is consummated and the three consecutive quarterly test periods thereafter) or (b) permit the Consolidated Interest Coverage Ratio (as defined in the Fourth Amended Credit Agreement) as of the last day of any fiscal quarter to be less than 3.0 to 1.0.

Under the Fourth Amended Credit Agreement, upon the occurrence of an Event of Default (as defined in the Fourth Amended Credit Agreement), Merit may be required to repay all outstanding indebtedness immediately. An Event of Default is defined as, among other things, (a) a default in payment of principal of loans or reimbursement obligations, (b) a default by any credit party under the Fourth Amended Credit Agreement  (a “Credit Party”) in the payment of interest on any loans or reimbursement obligations, (c) any representation, warranty, certification or statement of fact in the Fourth Amended Credit Agreement or any other loan documents proves to have been materially incorrect or misleading when made, (d) any Credit Party defaults in performance of certain covenants or agreements set forth in the Fourth Amended Credit Agreement, (e) any Credit Party defaults in the payment of other indebtedness that exceeds $25,000,000, (f) any Change in Control (as defined in the Fourth Amended Credit Agreement) shall occur, (g) any Credit Party voluntarily or involuntarily enters into a bankruptcy proceeding, subject to certain conditions and other default provisions customary in similar type agreements.

If an Event of Default occurs, then, to the extent permitted in the Fourth Amended Credit Agreement, the Lenders may direct the Agent to, or the Agent may, with the consent of the Lenders holding more than 50% of the aggregate outstanding principal amount of the loans, as applicable, terminate the revolving credit commitment provided under the Fourth Amended Credit Agreement, accelerate the repayment of the outstanding loans and exercise all rights and remedies available to such Lenders under the Fourth Amended Credit Agreement and applicable law. In the case of an Event of Default that exists due to the occurrence of certain involuntary or voluntary bankruptcy, insolvency or reorganization events of Merit, the credit facility will automatically terminate and repayment of any outstanding loans shall be automatically accelerated.

As of the date hereof, Merit has borrowed approximately $242 million under the Fourth Amended Credit Agreement. Merit used borrowings under the Fourth Amended Credit Agreement to refinance the outstanding indebtedness under its Third Amended and Restated Credit Agreement, dated as of July 31, 2019, as amended from time to time prior to the date hereof, and to pay fees, commissions and expenses incurred in the initial borrowings and other extensions of credit under the Fourth Amended Credit Agreement.

The foregoing summary of the principal terms of the Fourth Amended Credit Agreement is not complete and is qualified in its entirety by the actual terms and conditions of that agreement, a copy of which Merit intends to file in a future filing with the SEC. The representations, warranties, and other terms contained in the Fourth Amended Credit Agreement were made solely for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Those representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Fourth Amended Credit Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Fourth

Amended Credit Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Merit or any of its respective subsidiaries or affiliates. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of the Fourth Amended Credit Agreement or prior, specified dates, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified by the underlying exhibits and schedules.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 related to Merit entering into the Fourth Amended and Restated Credit Agreement, dated June 6, 2023, is incorporated by reference into this Item 2.03.

Item 7.01.  Regulation FD Disclosure.

On June 7, 2023, Merit issued the attached press release (Exhibit 99.1) announcing entry into the Fourth Amended and Restated Credit Agreement.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including the exhibits attached hereto) is furnished pursuant to General Instruction B.2. of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated June 7, 2023, entitled “Merit Medical Announces New Five-Year Senior Secured Credit Agreement”.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: June 7, 2023	By:	/s/ Brian G. Lloyd
Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

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